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                                                                  Exhibit 4(d)-3


                    SECOND AMENDMENT dated as of July 26, 1995 (the
               "Amendment"), to the $50,000,000 Revolving Credit Agreement, dated as of October 1, 1992, as amended (the "Agreement"), among THE WASHINGTON WATER POWER COMPANY, a Washington corporation (the "Borrower"), the banks parties thereto (the "Banks") and TORONTO DOMINION (TEXAS), INC., as agent for the Banks (in such capacity, the "Agent").

          A. The Borrower has requested that the Banks amend certain provisions of the Agreement. The Banks are willing to enter into this Amendment, subject to the terms and conditions set forth herein.

          B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

          Accordingly, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1. Amendment of Section 1.01. The definition of "Expiration Date" in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

          "Expiration Date" shall mean July 24, 1996.

          SECTION 2. Amendment of Section 2.05(a). Section 2.05(a) of the Agreement is hereby amended by replacing the reference to ".1875" with ".10%".

          SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Agent and to each of the Banks that:

          (a) This Amendment, and the Agreement as amended hereby, have been duly authorized, executed and delivered by it and constitute its legal, valid and binding obligations enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors, rights generally, or by general equity principles, including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.

          (b) The representations and warranties set forth in Article III of the Agreement and in the other Loan Documents before and after giving effect to this Amendment are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

          (c) Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

          (d) As of the date hereof, the Borrower has performed all obligations to be performed on its part as set forth in the Agreement and the other Loan Documents.

          SECTION 4. Conditions to Effectiveness. The amendments to the Agreement set forth in this Amendment shall become effective when the Agent shall have received (a) counterparts of this Amendment which, when taken together, bear the signatures of the Borrower and each of the Banks under the Agreement and (b) evidence satisfactory to it that the Amendment has been (or will prior to any borrowing under the Agreement have been) duly authorized by the Board of Directors of the Borrower.

          SECTION 5. Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby.
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          SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract.

          SECTION 8. Expenses. The Borrower agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                     THE WASHINGTON WATER POWER
                                     COMPANY, as the Borrower,

                                          by /s/ Ronald R. Peterson

                                          --------------------------------
                                          Name:  Ronald R. Peterson
                                          Title:  Treasurer


                                     TORONTO DOMINION (TEXAS),
                                     INC., as Agent,

                                          by /s/ Sophia D. Sgarbi

                                          --------------------------------
                                          Name:  Sophia D. Sgarbi
                                          Title:  Vice President

                                     THE TORONTO-DOMINION BANK,
                                     HOUSTON AGENCY,

                                          by /s/ Sophia D. Sgarbi

                                          --------------------------------
                                          Name:  Sophia D. Sgarbi
                                          Title:  Manager Syndications & Credit
                                                      Administration

                                     THE BANK OF NEW YORK,

                                          by /s/ Daniel T. Gates

                                          --------------------------------
                                          Name:  Daniel T. Gates
                                          Title:  Vice President
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                                     CIBC INC.,

                                          by /s/ P. Saggau

                                          --------------------------------
                                          Name: P. Saggau
                                          Title: Vice President

                                     CITICORP USA,

                                          by /s/ Mark Lyons

                                          --------------------------------
                                          Name: Mark Lyons
                                          Title: Vice President